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Exhibit 99.6

ML MACADAMIA ORCHARDS, L.P.
NOMINEE HOLDER CERTIFICATION

        The undersigned, a broker, custodian bank, trustee, depositary or other nominee holder of rights (the "Rights") to purchase Depositary Receipts representing Class A Units of limited partnership interests ("Depositary Receipts") of ML Macadamia Orchards, L.P. (the "Partnership") pursuant to the rights offering described in the Partnership's prospectus dated [    ], 2012 (the "Prospectus"), hereby certifies to the Partnership and American Stock Transfer & Trust Company, LLC, as subscription agent for the rights offering, that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the basic subscription right:

	Number of Depositary Receipts Beneficially Owned on the Record Date	Number of Depositary Receipts Subscribed for Pursuant to Basic Subscription Right
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.

Provide the following information if applicable:
Depository Trust Company ("DTC") Participant Number
Participant Name:

By:
Name:
Title:
DTC Basic Subscription Confirmation Number(s):

1

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  Exhibit 99.6
ML MACADAMIA ORCHARDS, L.P. NOMINEE HOLDER CERTIFICATION